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EXHIBIT 8.1 LIST OF SUBSIDIARIES

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                                                            COUNTRY OF
NAME OF SUBSIDIARY                        OWNERSHIP         INCORPORATION       FUNCTION
------------------                        ------------      -------------       -------------------------------
IXOS SOFTWARE, Inc.                       wholly owned      U.S.                Sales, services and development
IXOS SOFTWARE (International) AG          wholly owned      Switzerland         Sales and services
IXOS SOFTWARE K.K.                        wholly owned      Japan               Sales and services
IXOS SOFTWARE Asia PTE Ltd.               wholly owned      Singapore           Sales and services
IXOS SOFTWARE s.r.o.                      wholly owned      Czech Republic      Development
IXOS (Netherlands) B.V.                   wholly owned      Netherlands         Sales and services
IXOS SOFTWARE Limited                     wholly owned      United Kingdom      Sales and services
IXOS SOFTWARE Australia Pty. Ltd.         wholly owned      Australia           Sales and services
IXOS SOFTWARE Sdn. Bhd.                   wholly owned      Malaysia            Sales and services
IXOS SOFTWARE (Austria) GmbH              wholly owned      Austria             Sales and services
IXOS Engineering Switzerland AG              99,9%          Switzerland         Development
Obtree Technologies UK Limited            wholly owned      United Kingdom      dormant
IXOS SOFTWARE Nordics A/S                 wholly owned      Denmark             Sales and services
IXOS SOFTWARE Espagna S.L.                wholly owned      Spain               Sales and services
IXOS SOFTWARE France SAS                  wholly owned      France              Sales and services
IXOS SOFTWARE do Brasil LTDA              wholly owned      Brasil              Sales and services
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